UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      March 2, 2007

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 31, 2006 Crawford & Company (the “Company”) executed a Credit Agreement (“Credit Agreement”) by and among the Company and Crawford & Company International, Inc., the lenders party thereto and SunTrust Bank, as administrative Agent and Issuing Bank, establishing a $310.0 million credit facility. The Credit Agreement was filed as an exhibit to the Form 8-K filed by the Company on November 2, 2006. On March 2, 2007, the Company entered into the First Amendment to the Credit Agreement, (“Amendment No. 1”).
Amendment No. 1 provides for: (i) an amendment to the post-closing conditions covenant to provide more time for the delivery of post-closing documents and other items and to the debt covenant to provide for how certain intercompany indebtedness and guarantees are treated, and (2) a waiver by the requisite lenders of any events of defaults that may have arisen as a result of these covenants prior to the effectiveness of these amendments.
Amendment No. 1 is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
        (d) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions

10.1	First Amendment to Credit Agreement and Security Agreement and Limited Waiver

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
By:	/s/ R. E. Powers, III
R. E. Powers, III
Assistant Corporate Secretary

Dated: March 15, 2007